UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 6, 2016

TetriDyn Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-19411-C	65-0008012
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Queen Street

Lancaster, PA 17603

(Address of principal executive offices, including zip code)

(717) 715-0238

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into Material Definitive Agreement.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01       Completion of Acquisition of Disposition of Assets.

On December 8, 2016 (the “Closing Date”), TetriDyn Solutions, Inc., a Nevada corporation (the “Company”), completed the purchase (the “Acquisition”) of all assets of JPF Venture Group, Inc., a Delaware corporation (“Seller”), used primarily in connection with the business of Seller consisting of the development of a sustainable living community by creating an ecologically sustainable “EcoVillage” powered by 100% fossil-fuel free electricity, buildings cooled by energy efficient and chemical free systems, and on-site water produced for drinking, aquaculture and agriculture (the “Assets”), pursuant to the terms of an Asset Purchase Agreement dated December 8, 2016 (the “Purchase Agreement”), by and between the Company and the Seller. Under the terms of the Purchase Agreement, the purchase price for the Assets was the issuance to the Seller of Five Thousand (5,000) shares of common stock of the Company (the “Purchase Price”). The Purchase Price described in the Purchase Agreement is One Million Two Hundred Fifty Thousand (1,250,000) shares of common stock of the Company but was adjusted in connection with the Stock Split (discussed in Item 5.03 below and incorporated herein by reference). The Purchase Price was determined by the Company’s disinterested member of the Board of Directors upon consideration of the fair value of the Assets. Capitalized terms not defined herein shall have their respective meanings as set forth in the Purchase Agreement.

The Seller is an entity owned and controlled by Jeremy Feakins, the Chief Executive Officer and Chief Financial Officer of the Company and a member of the Board of Directors of the Company. The disinterested member of the Board of Directors of the Company approved the Purchase Agreement and the transactions contemplated thereby on December 5, 2016.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02       Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuance of the shares of the Company’s common stock upon consummation of the Acquisition is exempt from registration under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions from the registration requirements of the Act in transactions not involved in a public offering pursuant to Rule 506(b) of Regulation D, as promulgated by the Securities and Exchange Commission under the Act.

Item 3.03       Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 5, 2016, the Board of Directors of the Company approved an action to effectuate a reverse stock split of the issued and outstanding shares of common stock of the Company on a 1-for-250 basis (the “Stock Split”). On December 6, 2016, the Secretary of State of the State of Nevada accepted the Company’s Certificate of Change Pursuant to NRS 78.209 (the “Certificate of Change”) effectuating the Stock Split. The Certificate of Change did not reduce or otherwise affect the number of the Company’s authorized shares.

The foregoing description of the Certificate of Change is qualified in its entirety by the text of the Certificate of Change, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

3.1	Certificate of Change Pursuant to NRS 78.209 of TetriDyn Solutions, Inc., filed with the Nevada Secretary of State on December 6, 2016.
10.1	Asset Purchase Agreement, dated December 8, 2016, by and between TetriDyn Solutions, Inc. and JPF Venture Group, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRIDYN SOLUTIONS, INC.

By:	/s/ Jeremy Feakins
Jeremy Feakins Chief Executive Officer and Chief Financial Officer

Date: December 12, 2016

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